Exhibit 99.1

NASDAQ: INM Suite 1445-885 W. Georgia St. Vancouver, BC, Canada V6C 3E8 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Receives Nasdaq Delisting Notice, and Confirms it has Filed an Appeal and Obtained a Panel Hearing Date

Vancouver, BC – September 20, 2024 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (Nasdaq: INM), a pharmaceutical company focused on developing a pipeline of proprietary small molecule drug candidates for diseases with high unmet medical needs, today announced that it has timely requested a hearing (the “Hearing”) before the Nasdaq Listing Qualifications Panel (the “Panel”) to appeal (the “Appeal”) the determination by the Listing Qualifications Department (the “Nasdaq Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”), and present its plan to regain and sustain compliance with Nasdaq’s minimum bid price requirement of at least $1.00 for the continued listing on the Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”). Nasdaq has notified the Company via electronic mail that the Hearing has been scheduled for October 31, 2024.

As previously announced by the Company on March 20, 2024, the Company had been granted an additional 180-day compliance period, or until September 16, 2024 (the “Compliance Date”), to regain compliance with the Minimum Bid Price Rule. The Nasdaq Staff’s determination, which was communicated through a delisting notice (the “Delisting Notice”) issued to the Company on September 17, 2024, indicates that the Company did not satisfy the Minimum Bid Price Rule by the Compliance Date.

The Appeal has stayed any delisting or suspension action contemplated by the Delisting Notice (including the filing of a Form 25-NSE) pending the issuance of a final decision by the Panel. The Panel has broad discretionary public interest authority, which includes the discretion to grant the Company up to an additional 180 calendar days from September 16, 2024, to regain compliance. The Panel can also exercise that authority to apply additional or more stringent criteria for the continued listing of the Company’s common shares, no par value (the “Common Shares”), or suspend or delist the Common Shares (including through the filing of a Form 25-NSE). Ultimately, there is no guarantee that the Panel will grant an extension of the compliance period or that the outcome of the Hearing or the Appeal (more generally) will be favorable to the Company.

About InMed:

InMed Pharmaceuticals is a pharmaceutical company focused on developing a pipeline of proprietary small molecule drug candidates targeting the CB1/CB2 receptors. InMed’s pipeline consists of three drug development programs in the treatment of Alzheimer’s, ocular and dermatological indications. Together with our subsidiary BayMedica, we are a global leader in the manufacturing, development and commercialization of products based on rare cannabinoids and their proprietary, small molecule drug analogs. For more information, visit www.inmedpharma.com.

Investor Contact:

Colin Clancy

Vice President, Investor Relations

and Corporate Communications

T: +1 604 416 0999

E: cclancy@inmedpharma.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “potential”, “possible”, “would” and similar expressions. Such statements, based as they are on current expectations of management, inherently involve numerous risks, uncertainties and assumptions, known and unknown, many of which are beyond our control. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Without limiting the foregoing, forward-looking information in this news release includes, but is not limited to, statements about (x) InMed’s ability to regain and maintain compliance with Nasdaq’s continued listing requirements, including the Minimum Bid Price Rule, and (y) the potential outcome, results and impact of the Hearing, the Appeal and the Delisting Notice, including the potential suspension of the Company’s securities and filing of a Form 25-NSE.

Additionally, there are known and unknown risk factors which could cause InMed’s actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein, including with respect to InMed’s failure to satisfy any applicable Nasdaq listing standards, including compliance with the Minimum Bid Price Rule, and the actual or threatened delisting of InMed’s securities by Nasdaq. A complete discussion of the risks and uncertainties facing InMed’s stand-alone business is disclosed in InMed’s Annual Report on Form 10-K for the year ended June 30, 2023, and other filings made with the Securities and Exchange Commission on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.